                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-88019) of our report dated October 22,
1999, except as to the second paragraph of Note 1 which is as of November   ,
1999, relating to the consolidated financial statements of HealthCentral.com, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
      , 1999